4

                             LEASE MODIFICATION #2


         THIS LEASE MODIFICATION #2 ("Amendment #2") is entered into as of the 28th day of October, 2005, by and between Plainsboro Associates, a New Jersey general partnership, (hereinafter called the "Landlord"), and Integra Lifesciences Corporation, a Delaware Corporation, (hereinafter referred to as "Tenant"). The following statements are a material part of the Amendment #2:


                                   WITNESSETH:


         WHEREAS, American Biomaterials Corporation, a Virginia corporation, (hereinafter "ABC"), entered into a Lease Agreement dated April 16, 1985 which was subsequently modified and amended pursuant to the Consent Order Approving Settlement dated October 14, 1988, entered in the United States Bankruptcy Court for the District of New Jersey (hereinafter the "Consent Order") (which together with the aforesaid Lease Agreement is hereinafter referred to as the "ABC Lease") as tenant therein, with Landlord covering approximately 10,020 square feet of space at the address of 105 Morgan Drive, Township of Plainsboro, County of Middlesex, State of New Jersey (Premises "A")

         WHEREAS, Helitrex, Inc., a New Jersey Corporation and wholly owned subsidiary of ABC, (hereinafter, "Helitrex"), entered into a Lease Agreement dated October 4, 1983 which was subsequently modified and amended pursuant to Letter Amendments and/or Lease Modification Agreements dated October 4, 1983, November 2, 1983 and September, 1984 and the Consent Order (hereinafter, collectively the "Helitrex Lease") as tenant therein, with Landlord covering approximately 14,668 square feet of space located on Morgan Drive, Township of Plainsboro, County of Middlesex, State of New Jersey (Premises "B")

         WHEREAS, ABC assigned the ABC Lease and Helitrex assigned the Helitrex Lease to Colla-Tec, Inc., a Delaware Corporation (hereinafter, "Colla-Tec") pursuant to the Order Confirming the Amended Plan of Reorganization entered by the United States Bankruptcy Court on September 30, 1988, and Colla-Tec accepted said assignment and assumed ABC's and Helitrex's obligations thereunder arising from and after November 2, 1988 and Landlord gave its consent to such assignment;

         WHEREAS, on or about November 1, 1992, Colla-Tec and Landlord further amended the ABC Lease and the Helitrex Lease (hereinafter the "Lease Modification");

         WHEREAS, Colla-Tec was merged into Tenant;

         WHEREAS, Landlord and Tenant desire by this Amendment #2 to further amend the ABC Lease and the Helitrex Lease as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and representations herein contained and those contained in the Lease and in reliance thereon, the parties intending to be legally bound hereby mutually agree as follows:

                            AS TO THE HELITREX LEASE

          1. Article II Section 2.01 shall be modified and amended to provide that the Term of the Lease shall be extended to terminate on October 31, 2017.

          2. Article III Section 3.01 shall be deleted and in its place shall be the following:

                  The Tenant shall pay to the Landlord during the Term rent in the amount of three million four hundred and thirteen thousand nine hundred and seventy six dollars and ninety cents ($3,413,976.90) payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          3. Article III Section 3.02 shall be modified and amended to include the following:

         Lease Year                  Annual                    Monthly

   21 through 25 at $11.03        ($161,788.04)             ($13,482.34)
  (11/1/2012 to 10/31/2017)

                               AS TO THE ABC LEASE

          4. Article II Section 2.01 shall be modified and amended to provide that the Term of the Lease shall be extended to terminate on October 31, 2017.

          5. Article III Section 3.01 shall be deleted and in its place shall be the following:

                   The Tenant shall pay to the Landlord during the Term rent in the amount of two million three hundred and thirty-two thousand and one hundred and fifty five dollars and no cents ($2,332,155.00) payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          6. Article III Section 3.02 shall be modified and amended to include the following:

         Lease Year                   Annual                    Monthly

  21 through 25 at $11.03          ($110,520.60)              ($9,210.05)
 (11/1/2012 to 10/31/2017)

                     AS TO BOTH THE HELITREX AND ABC LEASES


         7. In the Lease Modification under the Section titled "As to both the Helitrex and ABC Leases", Paragraph 1 shall be modified and amended to provide that Tenant is hereby granted one (1) option to simultaneously renew both the Helitrex and the ABC Leases together each for an additional term of ten (10) years upon the following terms and conditions:

         8. In the Lease Modification under the Section titled "As to both the Helitrex and ABC Leases", Paragraph 1 (D) shall be modified and amended to read as follows:

            The tenant shall pay to the Landlord during such renewal term rent in the amount of two million nine hundred fifty-five thousand one hundred fifty-three dollars and sixty cents ($2,955,153.60) payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         9. In the Lease Modification under the Section titled "As to both the Helitrex and ABC Leases", Paragraph 1 (E) shall be modified and amended to read as follows:

         During such renewal term rent shall accrue at the yearly rates and shall be payable in advance on the first day of each calendar month during the renewal term in the installments as follows:

                            AS TO THE HELITREX LEASE

         Lease Year                   Annual                  Monthly

    26 through 35 at $11.97        ($175,575.96)           ($14,631.33)
   (11/1/2017 to 10/31/2027)


                             AS TO THE ABC LEASE

         Lease Year                   Annual                  Monthly

    26 through 35 at $11.97        ($119,939.40)           ($9,994.95)
   (11/1/2017 to 10/31/2027)

         10. Tenant reaffirms its acceptance to all other terms and conditions of both the Helitrex Lease and the ABC Lease.

         11. To the extent there are any conflicts or inconsistencies between either the Helitrex Lease or the ABC Lease and this Amendment #2, this Amendment #2 and the rights and obligations herein shall govern. All other terms and provisions of the previous agreements between the parties shall remain unaffected by this Amendment.



                                            Tenant:

WITNESS                                     Integra Lifesciences Corporation


/s/ David B. Holtz                          By: /s/ Stuart M. Essig
------------------                          -----------------------


                                            Landlord:

WITNESS                                     Plainsboro Associates

/s/ Barbara T. Keller                       By: /s/ C. Lawrence Keller
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